UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  June 5, 2013

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	001-32373 (Commission File Number)	27-0099920 (IRS Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA (Address of principal executive offices)	89109 (Zip Code)

Registrant’s telephone number, including area code:  (702) 414-1000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01        Regulation FD Disclosure.

On June 5, 2013, Sands China Ltd. (“SCL”), a subsidiary of Las Vegas Sands Corp. with ordinary shares listed on The Stock Exchange of Hong Kong Limited, announced that Venetian Cotai Limited and Cotai Strip Lot 2 Apart Hotel (Macau) Limited, both subsidiaries of SCL, have received written notification from the Macao Land, Public Works and Transport Bureau confirming that the Chief Executive of Macao has approved the transfer of the rights arising from the land concession for Parcel 2 on Cotai in relation to the apart-hotel tower currently owned by Venetian Cotai Limited, concessionaire of the land, to Cotai Strip Lot 2 Apart Hotel (Macau) Limited, a subsidiary of Venetian Cotai Limited. This approval, gazetted in the Macao Boletim Oficial da Região Administrativa Especial de Macau on June 5, 2013, paves the way to enable SCL to sell shares in Cotai Strip Lot 2 Apart Hotel (Macau) Limited in a co-op fashion to prospective buyers interested in a Four Seasons-branded apartment at SCL’s Cotai Strip Development in Macao. SCL’s announcement is attached as Exhibit 99.1 to this report and is incorporated by reference into this item.

The information in this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01        Financial Statements and Exhibits.

(d)      Exhibits.

99.1	SCL announcement, dated June 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  June 5, 2013

LAS VEGAS SANDS CORP.

By:	/s/ Ira H. Raphaelson
Name:	Ira H. Raphaelson
Title:	Executive Vice President and Global General Counsel

INDEX TO EXHIBITS

99.1	SCL announcement, dated June 5, 2013